Series Number: 3
For period ending 2/28/14

48)	Investor, A & C
First $1 billion 0.569%
Next $1 billion 0.517%
Next $3 billion 0.487%
Next $5 billion 0.467%
Next $15 billion 0.454%
Next $25 billion 0.452%
Over $50 billion 0.452%

Institutional
First $1 billion 0.369%
Next $1 billion 0.317%
Next $3 billion 0.287%
Next $5 billion 0.267%
Next $15 billion 0.254%
Next $25 billion 0.252%
Over $50 billion 0.252%

72DD)                      1. Total income dividends for which record date passed during the period
                      Investor Class                                           13,276
                      Institutional Class                                                      2,468
                      2.  Dividends for a second class of open-end company shares
                                A Class                                           416
                      C Class                                           153

73A)           1. Dividends from net investment income
                      Investor Class                                                      $0.1519
                      Institutional Class                                           $0.1634
           2. Dividends for a second class of open-end company shares
                      A Class                                                      $0.1376
C Class                                            $0.0946

74U)           1. Number of shares outstanding (000's omitted)
                      Investor Class                                           88,545
                      Institutional Class                                                      16,283
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                                A Class                                           2,894
                      C Class                                            1,516

74V)           1. Net asset value per share (to nearest cent)
                      Investor Class                                           $11.77
                      Institutional Class                                           $11.77
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                      A Class                                           $11.77
                                C Class                                            $11.78

Series Number: 4
For period ending 2/28/14

48)	Investor, A & C
First $1 billion 0.569%
Next $1 billion 0.517%
Next $3 billion 0.487%
Next $5 billion 0.467%
Next $15 billion 0.454%
Next $25 billion 0.452%
Over $50 billion 0.452%

Institutional
First $1 billion 0.369%
Next $1 billion 0.317%
Next $3 billion 0.287%
Next $5 billion 0.267%
Next $15 billion 0.254%
Next $25 billion 0.252%
Over $50 billion 0.252%

72DD)                      1. Total income dividends for which record date passed during the period
                      Investor Class                                           5,860
                      Institutional Class                                           1
           2.  Dividends for a second class of open-end company shares
                                A Class                                           127
                      C Class                                           86

73A)           1. Dividends from net investment income
                      Investor Class                                                      $0.1899
                      Institutional Class                                           $0.2011
           2. Dividends for a second class of open-end company shares
                      A Class                                                      $0.1760
C Class                                            $0.1344

74U)           1. Number of shares outstanding (000's omitted)
                      Investor Class                                           29,939
                                Institutional Class                                           3
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
A Class                                            640
                                C Class                                           650

74V)           1. Net asset value per share (to nearest cent)
                      Investor Class                                           $11.45
                                Institutional Class                                           $11.45
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                      A Class                                            $11.44
                      C Class                                            $11.45

Series Number: 5
For period ending 2/28/14

48)	Investor, A & C
First $1 billion 0.599%
Next $1 billion 0.547%
Next $3 billion 0.517%
Next $5 billion 0.497%
Next $15 billion 0.484%
Next $25 billion 0.482%
Over $50 billion 0.482%

Institutional
First $1 billion 0.399%
Next $1 billion 0.347%
Next $3 billion 0.317%
Next $5 billion 0.297%
Next $15 billion 0.284%
Next $25 billion 0.282%
Over $50 billion 0.282%

72DD)                      1. Total income dividends for which record date passed during the period
                      Investor Class                                           10,395
Institutional Class                                           895
           2. Dividends for a second class of open-end company shares
                      A Class                                           2,056
                                C Class                                           390

73A)           1. Dividends from net investment income
                      Investor Class                                                      $0.2090
                      Institutional Class                                           $0.2184
2. Dividends for a second class of open-end company shares
                      A Class                                           $0.1972
                      C Class                                           $0.1616

74U)           1. Number of shares outstanding (000's omitted)
Investor Class                                                      50,281
                      Institutional Class                                                      6,186
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                      A Class                                           9,811
                      C Class                                           2,256

74V)           1. Net asset value per share (to nearest cent)
                      Investor Class                                           $9.88
                      Institutional Class                                           $9.88
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                      A Class                                           $9.88
                      C Class                                           $9.89